Exhibit 8.1

List of Subsidiaries of the Registrant (as of December 31, 2017)

Subsidiaries	Jurisdiction of Incorporation
EDC Holding Limited	Cayman Islands
Further Success Limited	BVI
EDC China Holdings Limited	Hong Kong
EDE I (HK) Limited	Hong Kong
EDE II (HK) Limited	Hong Kong
EDE III (HK) Limited	Hong Kong
EDB (HK) Limited	Hong Kong
EDB II (HK) Limited	Hong Kong
FEP (HK) Limited	Hong Kong
EDCQ (HK) Limited	Hong Kong
EDH (HK) Limited	Hong Kong
EDS (HK) Limited	Hong Kong
Megaport International Limited	BVI
GDS (Hong Kong) Limited	Hong Kong
EDCD (HK) Limited	Hong Kong
EDKS (HK) Limited	Hong Kong
EDSUZ (HK) Limited	Hong Kong
GDS Data Services Company Ltd.	Macau
GDS Services Limited	Cayman Islands
GDS Services (Hong Kong) Limited	Hong Kong
RDTJ Limited	Hong Kong
EBSD (HK) Limited	Hong Kong
EDF (HK) Limited	Hong Kong
EDSN (HK) Limited	Hong Kong
RAOJIN Limited	Hong Kong
EDP (HK) Limited	Hong Kong
FEH (HK) Limited	Hong Kong
EDKH (HK) Limited	Hong Kong
RDKH (HK) Limited	Hong Kong
EDC (Chengdu) Industry Co., Ltd.* 万国数据(成都)实业有限公司	PRC
EDC Technology (Kunshan) Co., Ltd.* 万国数据科技发展(昆山)有限公司	PRC
EDC Technology (Suzhou) Co., Ltd.* 万国数据科技发展(苏州)有限公司	PRC
Guojin Technology (Kunshan) Co., Ltd.* 国金数据科技发展(昆山)有限公司	PRC
Shanghai Yungang EDC Technology Co., Ltd.* 上海云港万国数据科技发展有限公司	PRC
Shenzhen Yungang EDC Technology Co., Ltd.* 深圳云港万国数据科技发展有限公司	PRC
Beijing Hengpu’an Data Technology Development Co., Ltd.* 北京恒普安数码科技发展有限公司	PRC
Beijing Wanguo Shu’an Science &Technology Development Co., Ltd.* 北京万国曙安科技发展有限公司	PRC
GDS (Shanghai) Investment Co., Ltd.* 万数(上海)投资有限公司 (formerly known as Shanghai Free Trade Zone GDS Management Co., Ltd.* 上海自贸区万国数据管理有限公司)	PRC
Shenzhen Pingshan New Area Global Data Science & Technology Development Co., Ltd.* 深圳市坪山新区万国数据科技发展有限公司	PRC
Shanghai Shuchang Data Science & Technology Co., Ltd.* 上海曙长数据科技有限公司	PRC
Shanghai Wanshu Data Technology Co., Ltd.* 上海万曙数据科技有限公司	PRC
Guangzhou Shi Wan Guo Yun Lan Data Technology Co., Ltd.* 广州市万国云蓝数据科技有限公司	PRC
Guangzhou Wanxu Technology Services Co., Ltd. *广州万旭科技服务有限公司	PRC
Shanghai Puchang Data Science & Technology Co., Ltd.* 上海普长数据科技有限公司	PRC
Wan Qing Teng Data (Shenzhen) Co., Ltd.* 万青腾数据（深圳）有限公司	PRC
Shanghai Shuyao Data Technology Co., Ltd.* 上海曙耀数码科技发展有限公司	PRC
Shanghai Lingying Data Technology Co., Ltd.* 上海伶英数码科技发展有限公司	PRC
Beijing Hengchang Data Science &Technology Development Co., Ltd.* 北京恒长数码科技发展有限公司	PRC
Consolidated Variable Interest Entities
Beijing Wanguo Chang’an Science & Technology Co., Ltd.* 北京万国长安科技有限公司	PRC
Shanghai Shu’an Data Services Co., Ltd.* 上海曙安数据服务有限公司	PRC
Guangzhou Weiteng Construction Co., Ltd.* 广州市维腾建设有限公司	PRC
Global Data Solutions Co., Ltd.* 万国数据服务有限公司	PRC
Kunshan Wanyu Data Service Co., Ltd.* 昆山万宇数据服务有限公司	PRC
Shanghai Waigaoqiao EDC Technology Co., Ltd.* 上海外高桥万国数据科技发展有限公司	PRC
Beijing Wanguo Yixin Science & Technology Co., Ltd.* 北京万国亦新科技有限公司	PRC
Zhangbei Yuntong Data Technology Co., Ltd.* 张北云通数据网络科技有限公司	PRC
Shenzhen Yaode Data Services Co., Ltd.* 深圳耀德数据服务有限公司	PRC
Shenzhen Jinyao Science & Technology Co., Ltd.* 深圳市晋耀科技有限公司	PRC
Guangzhou Weiteng Network Technology Co., Ltd.* 广州市维腾网络科技有限公司	PRC
Shanghai Jinkai Data Technology Co., Ltd.* 上海晋凯数据科技有限公司	PRC

*The English name of this subsidiary or consolidated Variable Interest Entity, as applicable, has been translated from its Chinese name.